Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Mick Reynolds
	CEO	Executive Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Fourth Quarter and Full Year 2012 Results

Loan Growth, Deposit Growth and Credit Quality Improvement Drive Results

EUGENE, Ore., January 16, 2013 — Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the fourth quarter and full year 2012.

Recent highlights:

•	Net income for the year 2012 up 136.9% over 2011.

•	Strong loan growth continues for the fourth consecutive quarter.

•	Nonperforming and classified assets continued their contraction.

•	Net loan recoveries recorded during the quarter.

•	First quarter 2013 quarterly cash dividend increased to $0.08 per share and special cash dividend of $0.08 per share declared.

•	Announced the acquisition of Century Bank in Eugene, Oregon.

•	Total risk-based capital ratio of 18.15%, significantly above the 10.0% minimum for “well-capitalized” designation.

•	Hal Brown receives “CEO of the Year” Honor from the Portland Business Journal as the top executive in the financial services industry.

•	Recognized in the 2012 Oregon Governor’s Volunteer Awards.

Net Income

Net income for fourth quarter 2012 was $3.4 million or $0.19 per diluted share. Fourth quarter 2012 results included $203 thousand of merger expenses related to the Company’s recently announced acquisition of Century Bank in Eugene, Oregon. Return on average assets and return on average tangible equity for fourth quarter 2012 were 0.99% and 8.33%, respectively.

Net income for the year 2012 was $12.7 million, $0.69 per diluted share, and increased $7,312 million or 136.9% over the $5,341 million, $0.29 per diluted share, reported for 2011. Return on average assets and return on average tangible equity for 2012 were 0.96% and 7.94%, respectively, compared to 0.44% and 3.45% in 2011.

“Our current quarter and full year results and recent acquisition announcement clearly demonstrate the successful execution of strategic initiatives,” said Hal Brown, chief executive officer. “Accelerating loan and deposit growth, plus continued credit quality improvement, suggest consistent and strengthening financial performance that supports the board’s decision to increase the cash dividend,” added Brown.

Loan and core deposit growth accelerates

Outstanding gross loans at December 31, 2012, were $871.3 million, up $34.3 million during the fourth quarter. Loan growth during the fourth quarter 2012 represented an annualized growth rate of 16.3%, and was primarily centered in construction and commercial loans. Growth in commercial loans was especially strong, increasing 6.1% during the fourth quarter and 19.4% over year-end 2011. The Bank continued to enjoy success in lending to health care professionals. Dental practice loans, in particular, grew 10.3% during the fourth quarter and 29.9% over December 31, 2011. Contributing to the growth in dental lending was the Company’s expansion of out-of-market dental loans. Out-of-market dental loans at December 31, 2012, were $78.9 million, up $10.5 million during the quarter and up $36.5 million over December 31, 2011.

December 31, 2012, period-end Company-defined core deposits totaled $938.6 million, an increase of $56.0 million over the end of third quarter 2012 and up $52.8 million over December 31, 2011. During 2012, the Company experienced a more typical seasonal core deposit pattern with deposit outflows occurring during the first half of the year followed by growth in core deposits during the second half of the year. As is also typical, at year-end there are approximately $20 million of temporary deposits that are expected to be withdrawn during the first quarter of 2013. At December 31, 2012, noninterest-bearing demand deposits totaled $329.8 million, an 18.4% increase from that of a year ago, and now represent 35.1% of total core deposits. Average core deposits, a measure that eliminates daily volatility, for the fourth quarter 2012 were $900.4 million, up $20.8 million over third quarter 2012.

“Loan and deposit pipelines strengthened throughout 2012 and resulted in significant growth during the fourth quarter,” said Roger Busse, president and chief operating officer. “The positive momentum we have generated in niche banking to health care professionals, nonprofit organizations, and community based businesses, combined with our focus on client relationships and service, suggest excellent prospects for growth during 2013,” added Busse.

Classified assets, provisioning and loan statistics

Classified assets continued a two-year trend of decline, and at December 31, 2012, totaled 31.2% of capital, a decline from the 38.96% reported at December 31, 2011. Nonperforming assets, a subcategory of classified assets, totaled $26.4 million at December 31, 2012, or 1.92% of total assets, a decrease from the December 31, 2011, ratio of 2.92%.

Loans past-due 30-89 days were 0.30% of total loans at December 31, 2012, compared to 0.41% of total loans at December 31, 2011. This is the fourteenth consecutive quarter in which this ratio was near or below one percent.

“We continued to make solid progress in reducing our level of problem assets during 2012 and our pending resolutions and collection activities suggest this trend should continue in 2013,” said Casey Hogan, executive vice president and chief credit officer. “The diligence of our Credit Administration staff is apparent as we recorded net recoveries for the second consecutive quarter,” added Hogan.

The Company recorded no provision for loan losses in the fourth quarter of 2012, reflecting improved credit quality and recoveries recorded during the quarter. During the fourth quarter 2012, the Company had net loan recoveries of $62 thousand compared to net recoveries of $108 thousand in third quarter 2012. For the year 2012, the Company recorded net loan charge offs of $496 thousand or an annualized 0.06% of average loans.

The allowance for loan losses as a percentage of outstanding loans at December 31, 2012, was 1.88% compared to 1.82% at December 31, 2011.

Capital management

In February 2012, the Company’s board of directors authorized the repurchase of up to five percent of the Company’s shares issued and outstanding, or approximately 922,000 shares, with the purchases to take place over 12 months. During the fourth quarter 2012, the Company repurchased 65,100 shares at a weighted average price of $9.04 per share including commissions. Since the inception of the repurchase plan, the Company has repurchased 641,637 shares at a weighted average price of $8.85 per share. Share repurchases and regular and special cash dividends totaling $0.31 per share during 2012 combined to keep capital levels relatively unchanged from prior year-end, a capital leverage strategy that is likely to continue in 2013.

The Company’s capital ratios continue to be well above the minimum FDIC “well-capitalized” designated levels. At December 31, 2012, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio were 12.33%, 16.90% and 18.15%, respectively, as compared to 13.09%, 17.97% and 19.22% at December 31, 2011. The FDIC’s current minimum “well-capitalized” designation ratios are 5.00%, 6.00% and 10.00%, respectively.

Net interest margin

The fourth quarter 2012 net interest margin was 4.11%, a decline of 5 and 48 basis points from the net interest margins reported for third quarter 2012 and fourth quarter 2011, respectively. For the year 2012, the net interest margin was 4.24%, down 37 basis points from 2011. The contraction in the net interest margin was due to lower yields on the Company’s loan and securities portfolio. Loan yields continued to contract during the fourth quarter 2012 when compared to the prior quarter and prior year as new loan production in this historically low interest rate environment was booked at yields lower than the average yield on the existing portfolio. The yield on the securities portfolio was impacted by low long-term interest rates that accelerated prepayments on the agency mortgage-backed segment of the portfolio, thus increasing the amortization of premiums and reinvestment of cash flows from the portfolio at lower rates than the average yield on the portfolio.

Noninterest income and expense

Fourth quarter noninterest income was $1.4 million, relatively unchanged from the prior quarter and up $65 thousand from the fourth quarter last year. For the year 2012, noninterest income was $5.7 million compared to $5.9 million in 2011. Noninterest income in 2011 included $884 thousand of gains on the sale of securities. Excluding the 2011 gains on the sale of securities, 2012 noninterest income was up 15.2% over prior year.

Noninterest expense in fourth quarter 2012 was up $193 thousand over the prior quarter and declined by $876 thousand, or 9.0%, from fourth quarter 2011. For the year 2012 noninterest expense of $35.1 million was down $2.0 million or 5.3% from prior year. The fourth quarter 2012 increase in noninterest expense compared to the prior quarter was primarily due to merger related expenses of $203 thousand. The decline in full year 2012 noninterest expense from last year was due to reductions in FDIC insurance assessments, other real estate expense, and costs, such as legal fees related to collection of problem assets. A portion of the decline in these three categories was offset by an increase in personnel expense. For 2012, the Company’s efficiency ratio was 62.9%, a decline from the 2011 efficiency ratio of 65.0%, reflecting continued expense control during a time of compressed interest margins.

Conference call and audio webcast:

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the fourth quarter and full year 2012 on Thursday, January 17, 2013, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call (866) 292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website (http://www.therightbank.com/). To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Maecey Castle, vice president and director of corporate communications, at (541) 686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates a loan production office in Tacoma, Washington. Pacific Continental, with $1.4 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan and deposit growth, capital strategy and future problem asset migration. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings: the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

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PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Interest and dividend income
Loans	$12,002	$12,606	$48,091	$50,753
Securities	1,749	2,315	7,797	9,025
Federal funds sold & interest-bearing deposits with banks	2	1	6	6

	13,753	14,922	55,894	59,784

Interest expense
Deposits	909	1,218	4,059	6,544
Federal Home Loan Bank & Federal Reserve borrowings	325	481	1,584	1,894
Junior subordinated debentures	35	37	151	136
Federal funds purchased	3	9	24	41

	1,272	1,745	5,818	8,615

Net interest income	12,481	13,177	50,076	51,169
Provision for loan losses	—	7,000	1,900	12,900

Net interest income after provision for loan losses	12,481	6,177	48,176	38,269

Noninterest income
Service charges on deposit accounts	468	487	1,827	1,816
Other fee income, principally bankcard	389	368	1,595	1,576
Loan servicing fees	15	24	75	106
Mortgage banking income	—	67	72	191
Gain on sale of investment securities	—	59	—	884
Bank-owned life insurance income	152	38	583	38
Impairment losses on investment securities (OTTI)	—	(10)	—	(10)
Other noninterest income	358	284	1,589	1,265

	1,382	1,317	5,741	5,866

Noninterest expense
Salaries and employee benefits	4,855	4,738	19,576	18,875
Premises and equipment	820	839	3,373	3,444
Bankcard processing	140	146	580	618
Business development	502	390	1,682	1,521
FDIC insurance assessment	271	424	1,085	1,692
Other real estate expense	412	1,161	1,494	3,307
Merger Related Expense (1)	203	—	203	—
Other noninterest expense	1,705	2,086	7,112	7,619

	8,908	9,784	35,105	37,076

Income before provision for income taxes	4,955	(2,290)	18,812	7,059
Provision for income taxes	1,572	(1,438)	6,159	1,718

Net income	$3,383	$(852)	$12,653	$5,341

Earnings per share:
Basic	$0.19	$(0.05)	$0.70	$0.29

Diluted	$0.19	$(0.05)	$0.69	$0.29

Weighted average shares outstanding:
Basic	17,845,645	18,434,519	18,085,607	18,427,657
Common stock equivalents attributable to stock-based awards	152,564	—	152,553	91,890

Diluted	17,998,209	18,434,519	18,238,160	18,519,547

PERFORMANCE RATIOS
Return on average assets	0.99%	-0.27%	0.96%	0.44%
Return on average equity (book)	7.33%	-1.86%	6.97%	3.01%
Return on average equity (tangible) (2)	8.33%	-2.12%	7.94%	3.45%
Net interest margin (3)	4.11%	4.59%	4.24%	4.61%
Efficiency ratio (4)	64.26%	67.50%	62.89%	65.01%

(1)	Represents expenses associated with the proposed acquisition of Century Bank
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Cash and due from banks	$28,607	$19,807
Interest-bearing deposits with banks	94	52

Total cash and cash equivalents	28,701	19,859
Securities available-for-sale	389,885	346,542
Loans held-for-sale	—	1,058
Loans, less allowance for loan losses and net deferred fees	854,071	805,211
Interest receivable	4,520	4,725
Federal Home Loan Bank stock	10,462	10,652
Property and equipment, net of accumulated depreciation	19,238	20,177
Goodwill and intangible assets	22,031	22,235
Deferred tax asset	6,230	7,308
Taxes receivable	—	1,671
Other real estate owned	17,972	11,000
Prepaid FDIC assessment	1,746	2,782
Bank-owned life insurance	15,621	15,038
Other assets	3,010	1,974

Total assets	$1,373,487	$1,270,232

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$329,825	$278,576
Savings and interest-bearing checking	554,693	545,856
Time $100,000 and over	73,610	72,436
Other time	88,026	68,386

Total deposits	1,046,154	965,254
Federal funds and overnight funds purchased	11,570	12,300
Federal Home Loan Bank borrowings	118,000	101,500
Junior subordinated debentures	8,248	8,248
Accrued interest and other payables	6,134	4,064

Total liabilities	1,190,106	1,091,366

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 17,835,088 at December 31, 2012, and 18,435,084 at December 31, 2011	133,017	137,844
Retained earnings	44,533	37,468
Accumulated other comprehensive income	5,831	3,554

	183,381	178,866

Total liabilities and shareholders’ equity	$1,373,487	$1,270,232

CAPITAL RATIOS
Total capital (to risk weighted assets)	18.15%	19.22%
Tier I capital (to risk weighted assets)	16.90%	17.97%
Tier I capital (to leverage assets)	12.33%	13.09%
Tangible common equity (to tangible assets)(1)	11.94%	12.55%
Tangible common equity (to risk-weighted assets)(1)	16.67%	17.47%
OTHER FINANCIAL DATA
Shares outstanding at end of period	17,835,088	18,435,084
Tangible shareholders’ equity(1)	$161,350	$156,631
Book value per share	$10.28	$9.70
Tangible book value per share	$9.05	$8.50

(1)	Tangible shareholders’ equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION

Loans by Type and Allowance for Loan Losses

(In thousands)

(Unaudited)

	December 31, 2012	December 31, 2011
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multifamily residential	$45,212	$51,897
Residential 1-4 family	51,437	61,717
Owner-occupied commercial	219,276	207,008
Nonowner-occupied commercial	145,315	157,844

Total permanent real estate loans	461,240	478,466
Construction loans:
Multifamily residential	17,022	2,574
Residential 1-4 family	20,390	17,960
Commercial real estate	23,235	10,901
Commercial bare land and acquisition & development	10,668	19,496
Residential bare land and acquisition & development	8,405	12,707

Total construction real estate loans	79,720	63,638
Total real estate loans	540,960	542,104
Commercial loans	325,604	272,600
Consumer loans	3,581	4,569
Other loans	1,112	1,556

Gross loans	871,257	820,829
Deferred loan origination fees	(841)	(677)

	870,416	820,152
Allowance for loan losses	(16,345)	(14,941)

	$854,071	$805,211

Real estate loans held-for-sale	$—	$1,058

	Three months ended		Twelve months ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$16,283	$15,287	$14,941	$16,570
Provision for loan losses	—	7,000	1,900	12,900
Loan charge offs	(855)	(7,720)	(3,664)	(15,805)
Loan recoveries	917	374	3,168	1,276

Net (charge offs) recoveries	62	(7,346)	(496)	(14,529)

Balance at end of period	$16,345	$14,941	$16,345	$14,941

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
BALANCE SHEET AVERAGES
Loans(1)	$846,199	$825,988	$832,787	$833,643
Allowance for loan losses	(16,518)	(15,250)	(16,132)	(15,728)

Loans, net of allowance	829,681	810,738	816,655	817,915
Securities and short-term deposits	401,537	341,563	384,918	304,620

Earning assets	1,231,218	1,152,301	1,201,573	1,122,535
Noninterest-earning assets	126,878	105,416	115,521	104,180

Assets	$1,358,096	$1,257,717	$1,317,094	$1,226,715

Interest-bearing core deposits(2)	$583,339	$597,550	$579,828	$615,864
Noninterest-bearing core deposits(2)	317,029	275,212	297,428	263,915

Core deposits(2)	900,368	872,762	877,256	879,779
Noncore interest-bearing deposits	103,851	73,988	95,598	65,408

Deposits	1,004,219	946,750	972,854	945,187
Borrowings	164,966	124,775	158,254	100,653
Other noninterest-bearing liabilities	5,281	4,616	4,511	3,619

Liabilities	1,174,466	1,076,141	1,135,619	1,049,459

Shareholders’ equity (book)	183,630	181,576	181,475	177,256

Liabilities and equity	$1,358,096	$1,257,717	$1,317,094	$1,226,715

Shareholders’ equity (tangible)(3)	$161,586	$159,313	$159,349	$154,908

SELECTED MARKET DATA
Eugene market gross loans, period end	$253,345	$236,932
Portland market gross loans, period end	383,616	380,397
Seattle market gross loans, period end	154,229	161,144
Out-of-market health care gross loans, period end	80,067	42,356

Total gross loans, period end	$871,257	$820,829

Eugene market core deposits, period end(2)	$536,143	$526,928
Portland market core deposits, period end(2)	258,516	237,230
Seattle market core deposits, period end(2)	143,970	121,685

Total core deposits, period end(2)	938,629	885,843
Other deposits, period end	107,525	79,411

Total	$1,046,154	$965,254

Eugene market core deposits, average(2)	$518,487	$509,882	$508,856	$510,324
Portland market core deposits, average(2)	241,585	239,459	236,200	247,309
Seattle market core deposits, average(2)	140,296	123,421	132,200	122,146

Total core deposits, average(2)	900,368	872,762	877,256	879,779
Other deposits, average	103,851	73,988	95,598	65,408

Total	$1,004,219	$946,750	$972,854	$945,187

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.76%	6.17%	5.89%	6.21%
Yield on average securities(4)	1.98%	2.88%	2.25%	3.14%

Yield on average earning assets(4)	4.53%	5.19%	4.72%	5.37%
Rate on average interest-bearing core deposits	0.41%	0.58%	0.47%	0.86%
Rate on average interest-bearing non-core deposits	1.17%	1.81%	1.38%	1.91%

Rate on average interest-bearing deposits	0.53%	0.72%	0.41%	0.96%
Rate on average borrowings	0.88%	1.68%	1.11%	2.06%

Cost of interest-bearing funds	0.59%	0.87%	0.70%	1.10%

Interest rate spread(4)	3.93%	4.32%	4.03%	4.27%

Net interest margin(4)	4.11%	4.59%	4.24%	4.61%

(1)	Includes loans held-for sale.
(2)	Core deposits include all demand, savings, and interest checking accounts plus all local time deposits including local time deposits in excess of $100.
(3)	Tangible shareholders’ equity excludes goodwill and core deposit intangible assets related to acquisitions.
(4)

Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $875 thousand, and $529 thousand for the twelve months ended December 31, 2012, and December 31, 2011, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets and Asset Quality Ratios

(In thousands)

(Unaudited)

	December 31, 2012	December 31, 2011
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multifamily residential	$—	$—
Residential 1-4 family	1,140	3,426
Owner-occupied commercial	3,805	5,138
Nonowner-occupied commercial	—	575

Total permanent real estate loans	4,945	9,139
Construction loans:
Multifamily residential	—	—
Residential 1-4 family	—	757
Commercial real estate	—	933
Commercial bare land and acquisition & development	—	7,837
Residential bare land and acquisition & development	101	1,929

Total construction real estate loans	101	11,456

Total real estate loans	5,046	20,595
Commercial loans	4,315	5,999

Total nonaccrual loans	9,361	26,594
90-days past due and accruing interest	—	—
Total nonperforming loans	9,361	26,594

Nonperforming loans guaranteed by government	(905)	(495)
Net nonperforming loans	8,456	26,099

Other real estate owned	17,972	11,000

Total nonperforming assets, net of guaranteed loans	$26,428	$37,099

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.88%	1.82%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	193.29%	57.25%
Net loan charge offs (recoveries) as a percentage of average loans, annualized	0.06%	1.74%
Net nonperforming loans as a percentage of total loans	0.97%	3.18%
Nonperforming assets as a percentage of total assets	1.92%	2.92%
Consolidated classified asset ratio(1)	31.18%	38.91%
Past due as a percentage of total loans (2)	0.30%	0.41%

(1)

Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.

(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Loan Rollforward

(In thousands)

For the period September 30, 2012 Through December 31, 2012

(Unaudited)

	Balance at September 30, 2012	Additions to Non-performing	Net Paydowns	Returns to Performing	Charge-offs	Transfers to OREO	Balance at December 31, 2012
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$—	$—
Residential 1-4 family	2,517	320	(836)	(718)	(143)	—	1,140
Owner-occupied commercial	3,624	236	(55)	—	—	—	3,805
Nonowner-occupied commercial	—	—	—	—	—	—	—

Total real estate loans	6,141	556	(891)	(718)	(143)	—	4,945
Construction
Multifamily residential	—	—	—	—	—	—	—
Residential 1-4 family	—	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—	—	—	—
Residential bare land and acquisition & development	104		(3)				101

Total construction loans	104	—	(3)	—	—	—	101
Commercial and other	4,578	1,043	(901)	—	(405)	—	4,315
Consumer	—	—	—	—	—	—	—

Total	$10,823	$1,599	$(1,795)	$(718)	$(548)	$—	$9,361

PACIFIC CONTINENTAL CORPORATION

Nonperforming Loan Rollforward

(In thousands)

For the period December 31, 2011 Through December 31, 2012

(Unaudited)

	Balance at December 31, 2011	Additions to Non-performing	Net Paydowns	Returns to Performing	Charge-offs	Transfers to OREO	Balance at December 31, 2012
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$—	$—
Residential 1-4 family	3,426	1,653	(2,608)	(718)	(329)	(284)	1,140
Owner-occupied commercial	5,138	655	(1,161)	—	(531)	(296)	3,805
Nonowner-occupied commercial	575	—	(565)	—	(10)	—	—

Total real estate loans	9,139	2,308	(4,334)	(718)	(870)	(580)	4,945
Construction
Multifamily residential	—	—	—	—	—	—	—
Residential 1-4 family	757	2,688	(3,341)	—	(104)	—	—
Commercial real estate	933	5	—	—	(186)	(752)	—
Commercial bare land and acquisition & development	7,836	4,132	(4)	—	(82)	(11,882)	—
Residential bare land and acquisition & development	1,929	143	(1,776)	—	(163)	(32)	101

Total construction loans	11,455	6,968	(5,121)	—	(535)	(12,666)	101
Commercial and other	5,999	3,016	$(3,833)	—	(867)	—	4,315
Consumer	—	—	—	—	—	—	—

Total	$26,593	$12,292	$(13,288)	$(718)	$(2,272)	$(13,246)	$9,361

PACIFIC CONTINENTAL CORPORATION

Other Real Estate Owned Rollforward

(In thousands)

For the period September 30, 2012 Through December 31, 2012

(Unaudited)

	Balance at September 30, 2012	Additions to OREO	Capitalized Costs	Paydowns/ Sales	Writedowns/ Loss/Gain	Balance at December 31, 2012
Real estate
Multifamily residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	209	—	—	(209)	—	—
Owner-occupied commercial	296	—	—	—	(5)	291
Nonowner-occupied commercial	4,362	—	—	—	(318)	4,044

Total real estate loans	4,867	—	—	(209)	(323)	4,335
Construction
Multifamily residential	—	—	—	—	—	—
Residential 1-4 family	—	—	—	—	—	—
Commercial real estate	2,177	—	140	—	—	2,317
Commercial bare land and acquisition & development	11,985	—	—	(665)	—	11,320
Residential bare land and acquisition & development	19	—	—	(19)	—	—

Total construction loans	14,368	—	140	(684)	—	13,637
Commercial and other	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$19,235	$—	$140	$(893)	$(323)	$17,972

PACIFIC CONTINENTAL CORPORATION

Other Real Estate Owned Rollforward

(In thousands)

For the period December 31, 2011 Through December 31, 2012

(Unaudited)

	Balance at December 31, 2011	Additions to OREO	Capitalized Costs	Paydowns/ Sales	Writedowns/ Loss/Gain	Balance at December 31, 2012
Real estate
Multifamily residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	3,242	284	—	(3,378)	(148)	—
Owner-occupied commercial	469	296	—	(413)	(61)	291
Nonowner-occupied commercial	4,769	—	—	(244)	(481)	4,044

Total real estate loans	8,480	580	—	(4,035)	(690)	4,335
Construction
Multifamily residential	—	—	—	—	—	—
Residential 1-4 family	234	—	—	(225)	(9)	—
Commercial real estate	1,425	752	140	—	—	2,317
Commercial bare land and acquisition & development	819	11,882	—	(665)	(716)	11,320
Residential bare land and acquisition & development	42	32	—	(73)	(1)	—

Total construction loans	2,520	12,666	140	(963)	(726)	13,637
Commercial and other	—	—		—	—	—
Consumer	—	—		—	—	—

Total	$11,000	$13,246	$140	$(4,998)	$(1,416)	$17,972

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of December 31, 2012

	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$45,212	$45,212
Residential 1-4 family	351	318	—	1,140	1,809	49,628	51,437
Owner-occupied commercial	—	—	—	3,805	3,805	215,471	219,276
Nonowner-occupied commercial	1,404	—	—	—	1,404	143,911	145,315

Total real estate loans	1,755	318	—	4,945	7,018	454,222	461,240
Construction
Multifamily residential	—	—	—	—	—	17,022	17,022
Residential 1-4 family	234	—	—	—	234	20,156	20,390
Commercial real estate	—	—	—	—	—	23,235	23,235
Commercial bare land and acquisition & development	—	—	—	—	—	10,668	10,668
Residential bare land and acquisition & development	—	—	—	101	101	8,304	8,405

Total construction loans	234	—	—	101	335	79,385	79,720
Commercial and other	264	—	—	4,315	4,579	322,137	326,716
Consumer	8	—	—		8	3,573	3,581

Totals	$2,261	$318	$—	$9,361	$11,940	$859,317	$871,257

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of December 31, 2011

	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$51,897	$51,897
Residential 1-4 family	251	210	—	3,426	3,887	57,830	61,717
Owner-occupied commercial	151	190	—	5,138	5,479	201,529	207,008
Nonowner-occupied commercial	—	—	—	575	575	157,269	157,844

Total real estate loans	402	400	—	9,139	9,941	468,525	478,466
Construction
Multifamily residential	—	—	—	—	—	2,574	2,574
Residential 1-4 family	67	—	—	757	824	17,136	17,960
Commercial real estate	1,635	—	—	933	2,568	8,333	10,901
Commercial bare land and acquisition & development	—	—	—	7,837	7,837	11,659	19,496
Residential bare land and acquisition & development	52	175	—	1,929	2,156	10,551	12,707

Total construction loans	1,754	175	—	11,456	13,385	50,253	63,638
Commercial and other	634	—		5,999	6,633	267,523	274,156
Consumer	—	—	—	—	—	4,569	4,569

Total	$2,790	$575	$—	$26,594	$29,959	$790,870	$820,829

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of December 31, 2012

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multifamily residential	$43,883	$—	$1,329	$—	$45,212
Residential 1-4 family	43,458	—	7,979	—	51,437
Owner-occupied commercial	208,713	—	10,563	—	219,276
Nonowner-occupied commercial	141,762	—	3,553	—	145,315

Total real estate loans	437,816	—	23,424	—	461,240
Construction
Multifamily residential	17,022	—	—	—	17,022
Residential 1-4 family	20,278	—	112	—	20,390
Commercial real estate	21,646	—	1,589	—	23,235
Commercial bare land and acquisition & development	10,668	—	—	—	10,668
Residential bare land and acquisition & development	5,449	—	2,956	—	8,405

Total construction loans	75,063	—	4,657	—	79,720
Commercial and other	317,250	—	9,466	—	326,716
Consumer	3,544	—	37	—	3,581

Totals	$833,673	$—	$37,584	$—	$871,257

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of December 31, 2011

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multifamily residential	$50,547	$—	$1,350	$—	$51,897
Residential 1-4 family	51,622	—	10,095	—	61,717
Owner-occupied commercial	194,250	—	11,143	1,615	207,008
Nonowner-occupied commercial	154,805	—	3,039	—	157,844

Total real estate loans	451,224	—	25,627	1,615	478,466
Construction
Multifamily residential	2,574	—	—	—	2,574
Residential 1-4 family	14,036	—	3,924	—	17,960
Commercial real estate	7,075	—	3,826	—	10,901
Commercial bare land and acquisition & development	11,000	—	8,496	—	19,496
Residential bare land and acquisition & development	9,929	—	2,778	—	12,707

Total construction loans	44,614	—	19,024	—	63,638
Commercial and other	264,415	—	9,663	78	274,156
Consumer	4,486	—	83	—	4,569

Totals	$764,739	$—	$54,397	$1,693	$820,829